Exhibit 99.1
Dollar Tree | Goldman Sachs – Global Retailing, September 10, 2021

Kate McShane:

Good morning, everyone. This is Kate McShane again. Thank you for joining us today. Today's session is with Dollar Tree. Dollar Tree is a leading operator of discount variety stores with over 15,000 stores across 48 states and five Canadian provinces supported by a coast-to-coast logistics network, excuse me.

We're very happy to have the whole management team here with us today. President and CEO, Michael Witynski, CFO, Kevin Wampler, VP of Investor Relations, Randy Guiler, and Manager of Investor Relations, Kayleigh Painter. Before I turn it over to the fireside chat, I'm just going to have Randy read the forward-looking statement.

Randy Guiler:

Thank you, Kate. Before we begin, please note that our statements today regarding our future business and financial results are forward-looking statements. Actual results may differ from those statements.

See our most recent 10-K, 10-Q, and other SEC filings, for information concerning risk and other factors that could cause our actual results to differ from those contained in today's statements. Kate.

Kate McShane:

Thank you. So this is the second day of our conference and yesterday the observation was in terms of the questions that we've been getting from investors and the feedback we've been getting from those meetings are first and foremost, just understanding the health of the consumer as we go into the back half of the year into 2022. And I don't know if it's second or the same, the state of the supply chain. So, that seems to be the area of focus in all our conversation today. So that's where I'm going to start my questions, if you don't mind. I wondered if you could just talk about the state of your core customer, as it is today. First, how does it differ maybe between the two banners, if you can level set that, and then just given all of the stimulus that we've seen and as we get further and further away from the checks that have been written over the last year, how is that affecting your business and does the child tax credit have any ability to drive sales in the back half?

Michael Witynski:

Yeah. Good morning, Kate. Thanks for the question. Yeah, I'll start out by differentiating the two shoppers. Our Dollar Tree shopper is more of a suburban shopper, a value seeker, thrill of the hunt, for party and entertaining, it's seasonal, craft and it's really in the income range. I think Dollar Tree has a broader range of income, from the 40 to 50,000, all the way up to 90, to 100,000 range. And the Family Dollar customer, almost 50% of them are $40,000 or less. And they're really looking for us to be their solution for all of their needs. To feed their family. To clothe their family. To take care of their home, and for their seasonal party goods as well. So I think those are really the two distinctions of them.

And I think, because you pointed out the stimulus, I think the customer is healthy right now for a couple of reasons.

And as the stimulus is rolling off and on the Family Dollar side, whenever the stimulus dollars were in the marketplace, we definitely could see that on the Family Dollar side and just a little bit on the Dollar Tree side because of a different of the customer base. And as those are winding down to your point, we do see the benefit of the child tax credit, now in the middle of the month. This will be our third month of that.

We've seen uptick in sales and activity as they get those benefits. And then looking forward, we see, with the SNAP benefits coming out and increasing next month, Dollar Tree as an enterprise is the sixth largest retailer of that benefit. We think that our customer will continue to be healthy as those benefits increase going into the back half of the year.

Kate McShane:

Thank you. You know another thing of course, that's been driving a lot of retail, has just been share of wallet. Wallet away from leisure and more into things from retail. And I wondered if you could maybe comment again, your customer might be a little bit different when it comes to this, given the limit on discretionary dollars, but have you seen any kind of change as the world opens up here, with that share of wallet shift and if not, are you surprised by the sustainability of some of what you're seeing?

Michael Witynski:

Yeah. So I'll separate the two. You know on the Family Dollar side, we do see a continued, I as I shared on our quarterly call, on the consumable side at Family Dollar, we are seeing a continued increase in our share of wallet. And on the discretionary side this year, we're holding our share that we gained last year. And if you remember, that's really important to us because we've worked so hard to improve our discretionary side in our toys, in our home, and our soft lines. And last year we were gaining three times the market share. And so far this year, we were able to hold that and gain on consumables, so we do like what we're seeing on the market share.

On the Dollar Tree side, we think it's our comps, our [inaudible] really traffic. We want more traffic coming into our store. And there's several things that are impacting our Dollar Tree share and it's really the traffic side. And our customer with we are really seeing trip consolidation. We're a secondary shop. And when they had the stimulus dollars, they weren't coming in to buy things for a dollar, they were on the Family Dollar side, they were coming in and buying higher priced discretionary things that were driving that sales.

And as you saw, they were going to buy things for their home and furniture and electronics, but we don't believe they were coming into a Dollar store with their discretionary spend. So we're looking for our traffic to continue to increase. In the second quarter, we did see increase in our traffic at Dollar Tree [inaudible] four quarters. And we also have our basket size at Dollar Tree is doing very well.

So if we can hold on to that basket size and start to improve as Covid opens up and as there's more shopper mobility into this back half with back to school, and offices opening up, and work opening up, we believe there's an upside for us to start looking forward there.

Kate McShane:

That's helpful. Thank you. Just if we could talk maybe about the competitive landscape, in your view when you take a look at the competitive landscape today, is it much different than what it looked like pre-pandemic?

Michael Witynski:

Yeah, it is. The promotional side is pretty normalized. Meaning, there's a lot of low promotions and it is [inaudible] for all last year and is continued into this year. And then with inflation we are seeing retailers move on retail, but we are watching that as we do with our market price [inaudible]. Overall, we don't see anything changing on the promotions.

Kate McShane:

And with regards to promotions, the demand obviously has kept them at bay, but also the supply has been very tight as you do see a more normalized environment, or maybe as you see more inflation enter into retail, how do you expect that to play out? Do you think it still will be muted or can you see more risk of that going into 22?

Michael Witynski:

I see as the vendors supply chains start to normalize, we do believe that there will be more promotions [inaudible]. Of course, Dollar Tree is a single price point so that won't impact us. And Family Dollar is more moving towards an everyday low price it doesn’t really rely on promotions but I do believe its promotion activity [inaudible] will pick up lightly.

Kate McShane:

And I'm sorry to interrupt, but we're having a little trouble hearing you guys. Is there any ability to turn the volume up on your side?

Michael Witynski:

We'll work on that. And while we're working on that I'll speak louder.

Kate McShane:

Okay thank you. So I thought if it would be a good time to just walk or walk towards freight here, and I thought on to the Q2 call, you're particularly helpful with your insight into what the issues were with regards to the supply chain and what costs you were facing. So I wondered if you could maybe talk a little bit again on where some of the bigger backlogs are for your business, what it means from an inventory flow standpoint and how you expect this to play out over the next six to 12 months.

Michael Witynski:

Yeah, thanks Kate. As we shared on the call, the freight, the cost of freight is definitely increased and it's the new to the capacity of the freight carriers and just the global demand across the entire consumable industry. And it's put us in a... The freight's really in a dislocated place right now. So what that's done is driven two things, us having the ability to get the freight we need at the time we want, and then having the ability to get it at the contractual price and then go into the market more often than we expected to, combined with the market price going up higher than we expected to. So our team's been working very, very hard. As we shared, we got a dedicated charter, a dedicated vessel, and really that was to guarantee trying to get the containers that we need at the time we needed.

We also have, we have a dedicated charter for three years. That's going to be dedicated us going back and forth for three years for our needs. And then we've also dedicated individual charters some, one or two times going back and forth to help get us the freight capacity that we need. And we're also, some of the things that we're doing are being flexible at the port of origin. So if Ningbo, if there's an opportunity in Ningbo versus Shenzhen, we will move the inland containers to those ports so we're being flexible there. And then on the receiving end is, as you've read there's, this morning there is over 40 ships backlogged, and off of LA, there are 17 down in Savannah. There's a backlog in Seattle, but we will pick if there's, if it's optimal for us to go to New York, instead of Savannah, we will, we will take that container land it there, and then we'll deal with it on the inbound freight once it gets into the U.S.

And the last thing we're doing is we're moving purchases. So our buyers, as I've shared, are working hard at buying product into North America, where we’re not relating on the ocean freight rate right now. And the biggest thing is you said, is the inventory needs. So with the impact and what I shared is, the freight, we're not getting the capacity that we want, and it's not coming in at time. So it's forcing us to prioritize. And of course, we're prioritizing by seasonal. We've pulled our seasonal forward by 30 days, and then we're prioritizing by profitability and by the needs of our inventory, but we're still not getting the inventory we need in our stores. And we believe that in our Dollar Tree, for the second quarter that is impacting our comp sales. So it's that traffic thing that I discussed earlier, combined with the inventory that we want to get in our stores. And right now, our delay in shipping, we're probably four times as much as we were this time last year. And just as an overall inventory in our stores, our store inventory is about down 12% on average. So yeah, it is right now, the delay in shipments is impacting our inventory that we want to have the right mix to drive our comp sales overall.

Kate McShane:

If you were to go into one of your stores right now, would the customer really be noticing many out of stocks or is it a little bit at this point in time is it more subtle? I guess I'm wondering when the tipping point is in terms of when the customer really starts to notice.

Michael Witynski:

Yeah. Two different things in our Dollar Tree store, we're not planogram and we flex with the items we carry. So we can spread out on things that we have, what the customer will notice is we may be a little thinner where we won't have the breadth and the depth of the inventory in certain categories. They won't notice it in seasonal because we're prioritizing it. Seasonal is coming in and as it comes in, it's flowing through and it's selling very well. And I'll say our discretionary business too, is doing well, in the second quarter, our discretionary business had a two comp on top of a nine comp the last year. So our discretionary side of the business is comping very, very well. It's the consumable side that we're... and that's the one that relies on traffic, that everyday traffic and the secondary traffic coming into our store.

On the Family Dollar side, they will notice where we don't have import freight in the home, or in the textiles, or in clothing, or electronics, because we are planogram. So if there's a hole or delay of shipment, you will see holes on the shelf where we're delayed in shipping.

Kate McShane:

Okay. Thank you. So just to go back on the cost side, it does sound like, at least with regards to some containers, there's some contracted capacity there. How much do you have to rely on spot between now and the end of the year?

Michael Witynski:

Yeah. More than we want. The way we shared it with is that we, in our forecast, when we thought that our contracted carriers could meet our capacity and demand that we gave them, at the 85% rate, meaning that normalized, we would want them to give us 100% of what we expect them to. So we discounted down to 85% and thinking, we'd go to the spot. Well, they weren't able to meet that demand just because of the delays and the shipments and how there is the whole network is disjointed right now. So they were in the 60 to 65% range. So, that means you do have to go to the spot market more than what we wanted.

Kate McShane:

Okay. Thank you. I guess the last piece of the inflationary pressure questions just really has to do with price, obviously, with some of your business being at a fixed price point it's hard to be flexible, but how are you thinking about prices across the stores?

Michael Witynski:

Yeah, on the Family Dollar side, we're like every other retailer out there. We're negotiating like heck and our merchants are working very hard at trying to either find new suppliers, new alternatives, or negotiating a better rate. And as the market allows, there will be times where we will have to raise prices on the Family Dollar side. On the Dollar Tree side, we changed the item, our dollar is a fixed price point, as you know, and what I shared on the call is we just, in July, we just got out of our July trip and we bought $1.8 billion. And our initial markup, the buyers did a great job. There were inflationary pressures and costs that they saw. And I think that out of all the items I shared that 70 to 73% of them had some issue with the component or inflation or something to do with the cost, but our buyers were able to navigate through that, deliver a great product that we expect a great value and hit our margin expectations.

So our initial markup, our merchants are doing a great job at being able to hit a dollar price point at the margins we expect at the initial costs. The challenge we have right now is just that freight expectation.

The other component of our margin is shrink. And as we've shared, the operators have done a great job, really managing and decreasing shrink over time. And then the other one is markdowns, that's the other component. And with the product coming in and selling through our markdowns are very normalized. So that's not any pressure, but the pressure right now is on the freight.

Kate McShane:

How would you characterize the environment then, just from a rationality standpoint, do you feel what you're able to do with your pricing, that you've been able to maintain price gaps and what have you seen out of the competition as everybody kind of navigates this inflation?

Michael Witynski:

Yeah, so far we've been able to be navigate it accordingly to hit the margins that we need. And then that's on the Family Dollar side, where we have the opportunity to move on prices where we have to, and also, the way you think about pricing, it's all the components of pricing as the promotional. It's the less promotion we have to do. So that helps margin, as well.

Kate McShane:

Okay. Thank you. I wondered if we could now move on to some of your new formats, you have three initiatives that I can count with Dollar Tree Plus, the H2 format, and the Combo Stores, each one sounds like you're pretty pleased with what you've seen so far. So I wondered if you could maybe talk how you prioritize those initiatives, why these initiatives are the right ones to pursue at this time, and any up-to-date detail of where you think these new initiatives can go?

Michael Witynski:

Yeah. Kate, thanks. So we're very excited about our new initiatives and our formats that we've created over the last 18 months to 24 months. And overall, as we look at these two great brands, the way we approach it is the capability, our competency and what these brands represent. And then how do we optimize and maximize our market share with the two brands. And that's how we've come to the three that we have. And our H2, is really optimizing the Family Dollar format. We have 8,000 stores out there and how do we really remodel the stores and bring up more meaningful assortment, and really on that discretionary side for that customer. And every time we remodel a store, we're still getting a 10% lift and we like the results, and we're going to continue to remodel those stores on our fleet of Family Dollars.

Then I shared the Combo Store that we started rolling out this year and we tested all last year. We really liked that format. And especially in the rural market where Dollar Tree normally wouldn't go and we can really drive more market share and share of wallet in the rural market by bringing two great brands together inside one box. And that's what we're very excited about. And there's 3,000 small towns out there. We've got about 106 of those right now. And at every level, whether it's a new store in a market, it's doing 17% better than a new store that isn’t a Combo Store. If we remodel an existing store where it's already at, we see a 23% lift, or when we relocate a store and expand it in a small town, we see a 40% lift. So our customers love this store. We love it because it's more productive for us. It's a better top line, it's a better margin mix because you have a great Dollar Tree, the single price point, everything that Dollar Tree is known for, that seasonal set, the party, the stationary, and then that Crafters Square. And then right next to it is everything that Family Dollar offers, bringing those two together is a better mix and is a better margin for us. So ultimately a better margin, gross margin and profitability. So we really like that format. We have 3,000 towns we have identified, we're going hard to build that out. We've announced we're going to do at least 400 of those, either new, remodeled, or relocated next year and continue to grow that. And at the same time, we're testing that in other geographies too, is it just rural or can this play in other markets? And we think there's a lot of upside there because it does two things.

It brings the dollar price point into a multi-price point format and into the Family Dollar customer. And also it brings the multi-price point into the Dollar Tree customer. So it works both ways. And we're really excited about being able to have unleashed multi price point and single price point in one box, and really delivering that value equation for the customer.
The third format that you talked about, and you've heard, we've been working on this for 24 months and reiterating it. And it's taking that Dollar Tree expertise of the $1 price point and having that unbelievable discipline around delivering and manufacturing an item with our vendors. That is a great value and great Wow in the marketplace. And the reason we think it’s important to us as we've seen out in the marketplace, how that $5 and below, that price point is really important and it has resonated well with the customer.

And we believe that with our capabilities, our relationships with the vendors, we believe we can do a great job at the $3 and $5 price points. So we were working hard on it, and we think we got into the right assortment now and the right mix where when we're rolling that out into, we have it in about 360 stores, we're trying to get to 500 by the end of the year. But when we rolled that out, we shared that we get a 6% lift. Now that's not the end game. We think we can get more than a 6% lift, but we think it's good enough to start rolling it out aggressively. And then on the backside, continue to iterate it and improve it. And ultimately, as we said, we're going to roll it out to 1,500 stores next year and ultimately 5,000 stores. But that 6% lift we think has upside as we get better at it, more depth more breadth of that assortment as we drive that capability. So those are the three formats that we're going after. We like them a lot, and our customers are responding very well to them.

Kate McShane:

Did these new formats affect your real estate rollout strategy in any way? You still have a long runway for unit growth, how do we think about unit growth in the context of some of these newer ideas?

Michael Witynski:

Yeah, you're right, it absolutely is going to affect our real estate strategy and where do we want to point our resources and capital to, and that's what we're going through right now. As you know, we normally like to grow five to 600 stores and we'll drive a mix based on where we get the best results and where the best upside is at. We talked about the 3,000 stores opportunity out there in rural markets. So we're going to grow like heck, to drive our cap ex and to drive the store count in those small rural markets.

And then we'll continue to drive Dollar Tree and with the Dollar Tree Plus it's in those markets where we have that capability. And then on the H2, that's really a remodel of our existing stores. So we're going to continue to remodel those stores to sort of get more productivity out of them.

Kate McShane:

I guess the last initiative I wanted to make sure I asked about was just the introduction of produce and frozen at Family Dollar. I think you started adding fresh produce and frozen meats late last year. Could you talk about the timeline of that rollout and how it's impacted baskets so far?

Michael Witynski:

Yeah. Thank you. So we think that's got a lot of upside for our customer. The frozen meats, we like a lot, we have a little over a hundred stores. We like the increase in the basket, and obviously we're not selling meats right now, so it is incremental sales for us. So we're going to work really hard to drive that into more than 3,000 stores over the next year to expand that as quickly we can. The produce, we're still iterating and learning from, with the heat of the summer and the transportation, we're working through that right now, but that's not going to be as fast as our frozen, but we think there's upside and we're going to iterate it and fix it and we will grow that as well.

Randy Guiler:

Hey Kate, I'd like to clarify one thing on the Dollar Tree Plus, we indicated 1,500 stores next year and we've also said 5,000 stores by the end of 2024. We don't view that as a cap. We think that we could add Dollar Tree Plus into more stores over time. So ultimately we think it will be a much bigger number.

Kate McShane:

Great, thank you. Before we turn it over to the audience for questions, and this is just a reminder to the audience to send in your questions a little bit on the earlier side, because there's a little bit of a delay.
We have four questions that we're asking every company that's presenting at our conference these two days. Some of which we've already touched on, but this is supposed to be kind of a lightning round multiple choice session. So the first question is just on consumer demand in the second half of 2021, do you expect sales to accelerate, decelerate or stay the same versus the first half?

Michael Witynski:

I think the demand will still be out there. I think the customer is in a good place, and I think with the benefits of the child tax credits and the SNAP benefits. And I also do believe that the customer wants to celebrate this going into these next seasons with the Halloween and the Thanksgiving and Christmas that most people missed last year, I believe there's some upsides.

Kate McShane:

Thank you. The second question is about digital penetration and I didn't spend that much time on digital today, but how do you think about digital penetration in 2022 versus what we saw in 21?

Michael Witynski:

Yeah, you got to believe, and I believe that digital penetration will continue to increase. And that's why we're excited about the capabilities that we've built late last year and into this year with our Omnichannel. We've got our focus capabilities now in the ship to home and the curbside pickup or our home delivery with Instacart. So we're working really hard and that's going to be important for our customer. We want to meet our customer where they want to be met. We think ultimately our 16,000 locations are the convenience for our customer in our segment, but we also want to be able to meet them where they want to be met and have a broader reach with our digital. So that's why we're excited about that opportunity.

Kate McShane:

Thank you. The third question and again, we spoke about this a little earlier in the conversation was just about the promotional environment in 2022. Do you expect you'll see a higher amount of promotions in 22 versus 21?

Michael Witynski:

Yeah, I think as things normalize, it will really be dependent on the supply chain normalizing, where they can handle the promotional activity. But I believe as that gets better and normalizes, I think promotions will start to come back.

Kate McShane:

And the last question is on inventory, do you expect inventories to grow faster or slower than sales in the second half?

Michael Witynski:

I think the second half of this year, I think it will be growing at sales. I think we'll be getting the product and turning it at the same time. And then I think the first half of next year is hopefully when the inventory will start growing faster than sales.

Kate McShane:

Great, thank you. We have one question that's come in from the audience. The question has to do with freight again. And how confident are you that you will not have to guide freight expense higher again for this year?

Michael Witynski:

Well, based on our forecast at the time, we took all the information we have and we think that based on where the market is right now, and our ability to get the containers in on the contractual price at the open market. And then with our dedicated carriers, we hope that we can get the freight in on time based on what we have forecasted out there.

Kate McShane:

Great, thank you. If there are any other questions you can send them through now. In the meantime, I thought I could just ask a quick question about shrink. I know that's been a big initiative of yours to improve recently. How much more opportunity do you think there is there?

Michael Witynski:

Yeah Kate, our team has done an unbelievable job. The last 18 months, we have new leadership in that area and we have new technology and then our operators have worked really, really hard on the accountability and focus on this. And they've done a great job driving our shrink down. I believe looking forward, I think it's going to be more normalized. There might be some slight improvements, but I think we're at a place where holding this level is more of a normal level than in the past where it increased, it got away from us a little bit.

Kate McShane:

Thank you. Well, I don't see any remaining questions in the queue so we can end the session a couple minutes early. I want to thank the team for joining us today and thank you for everybody who dialed in.

Michael Witynski:

Thank you, Kate.

Please note: Dollar Tree used its best efforts to provide the foregoing transcript based on conference video and audio, but there cannot be assurance there are no errors, omissions, or inaccuracies.